Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-238454) pertaining to the Share Incentive Plan 2018 of Cango Inc. of our report dated April 26, 2023, with respect to the consolidated financial statements of Cango Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Shanghai, The People’s Republic of China

April 26, 2023